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                                   Exhibit 10.1.2

                                                                     Option #___

THE SECURITIES REPRSENTED BY OR UNDERLYING THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH A DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY OR UNDERLYING THIS INSTRUMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO THE PROVISIONS UNDER REGULATION S OR PURSUANT TO REGISTRATION UNDER SUCH SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

THE OPTIONS AND OPTION SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND (i) THE OPTIONS AND THE OPTION SHARES MAY NOT BE EXERCISED, OFFERED OR SOLD BY OR ON BEHALF OF U.S. PERSONS, (ii) THE OPTIONS MAY NOT BE EXERCISED IN THE UNITED STATES AND (iii) THE OPTION SHARES MAY NOT BE DELIVERED IN THE UNITED STATES UNLESS, IN EACH CASE, THERE IS A REGISTRATION STATEMENT IN EFFECT GOVERNING THE OPTIONS AND OPTION SHARES OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                     OPTION

         In exchange for consideration the sufficiency of which is hereby acknowledged by the parties hereto, the Corporation hereby grants to Hapoalim Nechasim (Menayot) Ltd. ("Optionee"), a wholly owned subsidiary of Bank Hapoalim B.M., the right to purchase from the Corporation up to Four Hundred and Eighty Thousand Four Hundred Seventeen (480,417) shares of the Common Stock of the Corporation (the "Option Shares"), subject to the following terms and conditions:

         1.       TERM.

                  a. Subject to Sections 2 and 4 below, this Option may be exercised at any time during the period beginning on the date hereof and ending on May 1, 2001 (the "Exercise Period").

                  b. Notwithstanding anything to the contrary herein, this Option shall only be exercisable so long as Bank Hapoalim B.M. makes available or


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         certifies its willingness to make available, to Nogatech Ltd., a wholly-owned subsidiary of the Corporation, a continuous line of credit of up to Two Million Dollars ($2,000,000), or such lower amount (including zero) as is requested by the Corporation or Nogatech Ltd.

         2.       MATERIAL EVENTS.

                  a. INITIAL PUBLIC OFFERING. In the event that the Corporation files a registration statement ("the Registration Statement") for an initial public offering, on any recognized public securities exchange, including an initial public offering pursuant to the Securities Act of 1933, as amended, of the Corporation's Common Stock resulting in gross cash proceeds to the Corporation in excess of Ten Million U.S. Dollars ($10,000,000) (the "IPO"), the Corporation shall provide written notice of such filing to Optionee (the "Corporation IPO Notice"). Within twenty (20) days after Optionee's receipt of the Corporation IPO Notice (the "IPO Exercise Date"), Optionee must notify the Corporation in accordance with Section 4 below if Optionee intends to exercise this Option, which notice may state that such exercise shall be effective contingent upon and immediately prior to the consummation of the IPO. Thereafter, so long as the Corporation consummates the IPO within one hundred and twenty (120) days after the filing of its Registration Statement (the "IPO Closing Date"), Optionee shall have no further rights hereunder (other than the completion of such exercise and the rights specified in Section 10 herein) and this Option shall be terminated if not so exercised. If the Corporation fails to consummate such IPO within such time, then to the extent this Option was not exercised , such Option shall remain in effect subject to Sections 1 and 2.b. herein and this Section 2.a. in the event of further filings of Registration Statements for an IPO. During the period of time between the IPO Exercise date and the IPO Closing Date, Optionee shall be prohibited from further exercising this Option.

         b. MERGER, TRANSFER OF ASSETS, OR CHANGE OF CONTROL. In the event (i) of a bona fide transaction whereby the Corporation has received written terms and an offer for a (A) merger or consolidation in which the Corporation is not the consolidated or surviving corporation and the controlling shareholders (or their affiliates) of the Corporation are not the controlling shareholders of the surviving corporation; or (B) transfer of all or substantially all of the assets of the Corporation; or (ii) the officers or directors of the Corporation receive actual knowledge of a bona fide written offer which would result in a change in the control of the Corporation from the sale or exchange of more than 51% of the Corporation's outstanding voting securities (collectively, the "Corporate Sale"), the Corporation shall provide Optionee written notice describing the material terms of the Corporate Sale including without limitation, price (the "Corporate Sale Notice"). Within twenty (20) days after Optionee's receipt of the Corporate Sale Notice (the "Corporate Sale Exercise Date"), Optionee must notify the Corporation in accordance with Section 4 below if Optionee intends to exercise this Option, which notice may state that such exercise shall be effective contingent upon and immediately prior to the consummation of the Corporate Sale. Thereafter, so long as the Corporation or its shareholders consummate the Corporate Sale within one hundred and twenty (120) days after furnishing the Corporate Sale Notice to Optionee (the "Corporate Sale Closing Date"), Optionee shall have no further rights hereunder (other than the completion of such exercise and the rights specified in Section 10 herein) and this Option shall be terminated if not so exercised. If the Corporation or its shareholders fail to


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consummate the Corporate Sale within such time, then to the extent this Option was not exercised, such Option shall remain in effect subject to Sections 1 and 2.a. herein and this Section 2.b. in the event of further Corporate Sales. During the period of time between the Corporate Sale Exercise Date and the Corporate Sale Closing Date, Optionee shall be prohibited from further exercising this Option.

         3. PURCHASE PRICE. The purchase price for each share of the Corporation's Common Stock purchasable hereunder shall be One and 4.07628/100 U.S. Dollars (U.S. $1.0407628) (the "Option Exercise Price"), although this Option shall only be exercisable pursuant to Section 4 (below).

         4. EXERCISE OF OPTION. The Option may be exercised by Optionee as follows:

                  a. OPTION EXERCISABLE IN INCREMENTS. Optionee may exercise this Option, in whole or in increments of not less than Ten Thousand (10,000) Option Shares, by providing written notice (the "Notice") to the Corporation of exercise pursuant to the terms and conditions of Section 4.b. herein.

                  b. NON-U.S. PERSON. It shall be a condition to the exercise of this Option that the Optionee certify to the Corporation, at the time of exercise, either that he or it is not a U.S. Person (as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act") and that this Option is not being exercised on behalf of a U.S. Person, or to provide an opinion of counsel that the Option and the Option Shares to be delivered upon exercise thereof have been registered under the Securities Act or that an exemption from the registration requirements of the Securities Act is available. It shall be a further condition to the exercise of this Option that the Option may not be exercised in the United States and the Option Shares may not be delivered to the United States absent registration under the Securities Act or an available exemption from registration.

                  c. NOTICE OF EXERCISE. The Notice shall set forth the Optionee's election to exercise the Option and the number of shares with respect to which the Option is being exercised, and shall be signed by the Optionee. The Notice, other than the notice required under Sections 2.a. and 2.b. herein (collectively, the "Material Events Notices") , shall be accompanied by payment of the appropriate exercise price in cash or a cash equivalent. The Option shall be deemed exercised upon the Corporation's receipt of the Notice accompanied by the appropriate exercise price. Payment f or Options exercised in connection with the Material Events Notices (the "Material Events Options") shall be delivered to the Corporation upon the earlier of (i) 60 days following receipt from the Corporation of notice informing Optionee of the consummation date of the IPO or Corporate Sale, as applicable, and (ii) the consummation date of the IPO or Corporate Sale, as applicable.

Certificates for shares purchased hereunder shall be delivered to the Optionee within thirty (30) business days after the date on which this Option shall have been exercised as aforesaid other than the Material Events Options, but Optionee shall be deemed the record owner of such Option Shares as of and from the date on which the Notice, together with the payment, is received. Certificates for shares purchased in connection with the Material Events Options hereunder shall be delivered to the Optionee within thirty (30) business days after receipt of payment therefor, but


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Optionee shall be deemed the record owner of the related
Option Shares as of and from the date on which such payment is received.

                  d. NON-TRANSFERABLE. Notwithstanding anything to the contrary herein, the Option is personal in nature and is non-transferable, except for transfers to (a) any entity of which more than 50% of its outstanding voting securities are controlled by Bank Hapoalim B.M, and (b) any third party to which the Corporation gives its prior written consent.

         5. FRACTIONAL INTEREST. The Corporation shall not be required to issue any fractional shares on the exercise of this Option. Should the exercise of the Option results in a fractional share, the Corporation shall pay the Optionee concurrent with the issuance of the Option Shares, the value of such fractional share.

         6. OPTION CONFERS NO RIGHTS OF SHAREHOLDER. Optionee shall not have any rights as a shareholder of the Corporation with regard to the Option Shares prior to actual exercise resulting in the purchase of the Option Shares.

         7. INVESTMENT REPRESENTATION. Neither this Option nor the Option Shares issuable upon the exercise of this Option have been registered under the Securities Act, or any state securities laws.. The Optionee acknowledges by acceptance of the Option that as of the date of this Option and at the time of exercise (a) Optionee has acquired this Option or the Option Shares, as the case may be, for investment and not with a view to distribution; (b) Optionee has a pre-existing personal or business relationship with the Corporation, or its executive officers, or by reason of its business or financial experience Optionee has the capacity to protect its own interests in connection with the transaction; (c) Optionee is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act; and (d) Optionee meets all of the requirements for a purchaser to qualify for exemption under Regulation S promulgated under the Securities Act. Optionee acknowledges receiving Audited Consolidated Financial Statements of the Corporation and Nogatech Ltd. for the years ended December 31, 1996 and 1995, and internally prepared (unaudited) Consolidated Financial Statements of the Corporation and Nogatech Ltd. for the year ended December 31, 1997. Optionee further acknowledges and agrees that the Corporation has made no representations as to the business or business success of the Corporation or Subsidiary. Optionee agrees that the Option Shares issuable upon exercise of this Option will be acquired for investment and not with a view to distribution and such Option Shares will not be registered under the Securities Act and applicable state securities laws and that such Option Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws; or, based on an opinion of counsel reasonably satisfactory to the Corporation, an exemption from such registration and qualification is available. Optionee, by acceptance hereof, consents to the placement of the following restrictive legends, or similar legends, on each certificate to be issued to Optionee by the Corporation in connection with the issuance of such Option Shares:

"THE SECURITIES REPRESENTED BY OR UNDERLYING THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR QUALIFIED


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UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR
HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR (B) THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW."

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO REGULATION S PROMULGATED UNDE R THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO THE PROVISIONS UNDER REGULATION S OR PURSUANT TO REGISTRATION UNDER SUCH SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

         8. STOCK FULLY PAID, RESERVATION OF SHARES. All Option Shares that may be issued upon the exercise of the rights represented by this Option and Common Stock will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Corporation agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Option, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented hereby.

         9. ADJUSTMENT OF OPTION EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable under the exercise of the Option, and the Option Price shall be subject to adjustment from time to time on the same day as the occurrence of certain events, as follows:

                  a. SUBDIVISIONS OR COMBINATIONS OF SHARES. If the Corporation at any time while this Option remains outstanding and unexpired shall subdivide or combine its Common Stock, the Option Exercise Price, and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

                  b. STOCK DIVIDENDS. If the Corporation at any time while this Option is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except as a distribution specifically provided for in the foregoing subsection 9.a.) then the Option Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Option Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of Shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(ii) the denominator of which shall be the total number of Shares of Common Stock outstanding immediately after such dividend or distribution and the number of Option Shares subject to this Option shall be proportionately adjusted.

                  c. NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any dissolution, issue or sale of securities, or any


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other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9, and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Optionee against impairment.

                  d. NOTICE OF ADJUSTMENTS. The Corporation shall provide Optionee with written notice, at least twenty (20) days prior to an adjustment of the Option Exercise Price pursuant to the provisions hereof. To the extent the Option has not been exercised, in whole or in part, the Corporation shall, within thirty (30) days after such adjustment, deliver a certificate signed by its Chief Financial Officer to Optionee setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Option Exercise Price, after giving effect to such adjustment.

         10.      Piggyback Registration

                  a. THE CORPORATION'S OBLIGATION TO REGISTER. At any time beginning immediately after the exercise of the Option, in whole or in part, and ending 3 years after the consummation of an initial public offering of the Corporations capital stock pursuant to the Securities Act, if the Corporation at any time proposes to initiate a registration of its securities under the Securities Act on its own or upon request of other shareholders, and thereafter registers any of its securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan, to effect an exchange, merger or acquisition of shares pursuant to Form S-4 or equivalent form, a transaction effected in order to comply with Rule 145 of the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act ("Commission"), or any other form or type of registration in which Option Shares cannot be included pursuant to Commission rule), it will give written notice to the Optionee of its intention to do so at least twenty (20) days prior to the filing of any such registration (stating the intended method and terms of disposition of such stock, including a list of the jurisdictions in which the Corporation intends to qualify such stock). Upon the written request from the Optionee within fifteen
(15) days after receipt of the Corporation's notice to the Optionee subject to the limits contained in this Section, the Corporation shall afford the Optionee an opportunity to include in such registration all or any part of the Option Shares then held by the Optionee to the extent requisite to permit such sale or other disposition by the Optionee of the Option Shares so registered and to the extent permissible under applicable securities laws. All expenses in connection with such registration shall be borne by the Corporation, except that the Optionee shall bear its pro rata share of underwriters' commissions and discounts. .

                  b. CUTBACKS. In connection with an offering involving an underwriting of shares of the Corporation's capital stock, the Corporation shall not be required under Section 10.a. to include any of the Optionees Option Shares in such underwriting unless the Optionee accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Corporation. If the underwriter managing such registration notifies the Optionee in writing that market or economic


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conditions limit the amount of securities which may reasonably be expected to be sold, the Optionee will only be allowed to register such number of Option Shares as permitted by the underwriters up to the maximum amount requested by the Optionee, and in proportion to the number of shares held by all the security holders of the Corporation entitled to any registration rights and included in such registration.

         11. REPRESENTATIONS AND OPTIONS. The Corporation represents and warrants to the Optionee as follows:

                  a. CORPORATE AUTHORIZATION. This Option has been duly authorized and executed by the Corporation, and when delivered will be the valid and binding obligation of the Corporation, enforceable in accordance with the terms hereof.

                  b. OPTION AUTHORIZATION. The Option has been duly authorized by the Corporation and, when issued in accordance with the terms hereof, will be validly issued.

                  c. ARTICLES OF INCORPORATION. The rights, preferences, privileges and restrictions granted to or imposed upon the Shares of Common Stock are as set forth in the Corporation's Articles of Incorporation, as amended, a true and complete copy of which has been delivered to the Optionee.

                  d. RESERVATION OF SHARES. The Shares of Common Stock issuable upon exercise of this Option have been duly authorized and reserved and, when issued in accordance with the terms of the Corporation's Articles of Incorporation, as amended, will be validly issued, fully paid and nonassessable, and not subject to any preemptive rights.

                  e. DELIVERY. The execution and delivery of this Option are not, and the issuance of the Shares upon exercise of this Option in accordance with the terms hereof will not be, inconsistent with the Corporation's Articles of Incorporation as currently in effect; do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Corporation; and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Corporation is a party, or by which it is bound or requires the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency, or other person, other than qualification and filing of the appropriate notice with the California Department of Corporations and a notice filing on Form D with the United States Securities and Exchange Commission by the Corporation within fifteen calendar days following the date of execution of this Option.

         12.      MISCELLANEOUS

                  a. SURVIVAL. Subject to Sections 2 a. and 2.b. herein, the covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby..


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                  b. OPTION AGREEMENT. This Option and any other documents
delivered pursuant hereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof.

                  c. GOVERNING LAW. This Option shall be governed by and be construed in accordance with the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

                  d. DISPUTES. Any dispute arising out of the transactions contemplated by this Option shall be adjudicated by a court of competent jurisdiction sitting in the city of Tel Aviv/Jaffa, subject, in any event, to the provisions of section 11.c. of this Option. The parties hereby submit themselves to the exclusive jurisdiction of such courts for the purposes hereof.

                  e. SUCCESSORS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto.

                  f. NOTICE. Any notice, payment, report or other communication required or permitted to be given by one party to any other party by this Option shall be in writing and either (i) served personally on the other party; (ii) sent by express, registered or certified air mail, postage prepaid, addressed to the other party at its address as indicated next to its signatures below, or to such other address as any addressee shall have theretofore furnished to the other parties by like notice; (iii) delivered by commercial courier to the other party or parties; or (iv) sent by facsimile. Such notice shall be deemed received (A) on the third day after sending if sent by one day courier; (B) to the extent such day is a business as recognized by the country of sender's principal place of business, on the day of transmission of such notice by facsimile, or, to the extent such day is not a business as recognized by the country of sender's principal place of business, on the first business day of the sender following the day of transmission, in each case if the recipient has the capability to receive a facsimile at its address, the sender has the capability of obtaining from its facsimile machine a confirmation of transmission and the sender mails to the recipient a copy of such confirmation by regular air mail no later than the next business day (as recognized by the country of sender's principal place of business) following such transmission; and (C) upon receipt if sent by other methods.

                  g. ATTORNEYS FEES. If either party to this Option shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Option, the losing party shall pay to the prevailing party a reasonable sum as determined by the court for attorneys fees incurred in bringing or defending such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys fees and costs incurred in enforcing such judgment. For the purposes of this section, attorneys fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions;
(2) contempt proceedings; (3) garnishment, levy and debtor and third-party examinations; (4) discovery; and, (5) bankruptcy litigation.


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                  h. DESCRIPTIVE HEADINGS. The headings used herein are
descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

Dated: June 24           , 1998                       NOGATECH, INC.
      -------------------
                                                   By: /s/ Nathan Hod
                                                         Nathan Hod, Chairman
                                                               of the Board


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